CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this amendment No. 1 to the registration statement on Form S-4 (No. 333-35577) of Integrated Health Services, Inc. (IHS) of our report dated September 18, 1997 (October 21, 1997 as to Note 1), appearing in the Annual Report on Form 10-K of RoTech Medical Corporation for the year ended July 31, 1997, which report appears in the Form 8-K dated October 21, 1997, as amended, of IHS, and to the reference to us under the heading experts in the registration statement.


Deloitte & Touche LLP
Orlando, Florida
November 25, 1997